EXHIBIT 10.2

EXECUTION COPY

[RENAISSANCERE LETTERHEAD]

January 17, 2011

Platinum Underwriters Bermuda, Ltd.
Platinum Underwriters Reinsurance, Inc.
The Belvedere Building
69 Pitts Bay Road
Pembroke HM08
Bermuda

Re: Referral Agreements with Renaissance Underwriting Managers Ltd.

Ladies and Gentlemen:

Reference is made to (i) that certain Referral Agreement (the “US Referral Agreement”), dated as of November 3, 2003, by and between Renaissance Underwriting Managers Ltd. (“RUM”) and Platinum Underwriters Reinsurance, Inc. (“Platinum US”) and (ii) that certain Referral Agreement (the “Bermuda Referral Agreement” and, together with the US Referral Agreement, the “Referral Agreements”), effective as of November 1, 2002, by and between RUM and Platinum Underwriters Bermuda, Ltd. (“Platinum Bermuda” and, together with Platinum US, “Platinum”).

In consideration of the payment to RUM by Platinum on the date hereof of One Dollar (US$1.00), in accordance with Article II, Section (2) of each Referral Agreement, Platinum and RUM each hereby agree that each Referral Agreement is hereby terminated, shall be of no further force or effect and no further payments shall be due thereunder from and after the date hereof.

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Sincerely,

RENAISSANCE UNDERWRITING MANAGERS LTD.

By: /s/ Aditya K. Dutt
Name: Aditya K. Dutt
Title: President

Accepted and Agreed:

PLATINUM UNDERWRITERS BERMUDA, LTD.

By: /s/ Gavin P. Collery
Name: Gavin P. Collery
Title: Senior Vice President & Chief Financial Officer

PLATINUM UNDERWRITERS REINSURANCE, INC.

By: /s/ N. Adriana Nivia
Name: N. Adriana Nivia
Title: SVP & CFO